Contacts:
Media: 877.370.4413 or ir@arlingtonasset.com
Investors: Kurt Harrington at 877.370.4413 or ir@arlingtonasset.com

Arlington Asset Investment Corp. to Present at Ninth Annual JMP Securities Research Conference

ARLINGTON, VA, May 11, 2010 – Arlington Asset Investment Corp. (NYSE: AI) today announced that J. Rock Tonkel, Jr., President and Chief Operating Officer, and Brian J. Bowers, Chief Investment Officer and Portfolio Manager, will present at the Ninth Annual JMP Securities Research Conference on Wednesday, May 12, 2010 at 3:00 p.m. Eastern Time.

A link to the live webcast of the presentation and the presentation materials will be available through the Investor Relations section of our website: www.arlingtonasset.com.  An archive of the webcast and the presentation materials will be available shortly after the presentation at the same location for 90 days.

Arlington Asset Investment Corp. (NYSE: AI) is a principal investment firm that invests primarily in mortgage-related assets. The Company is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.arlingtonasset.com.